Exhibit 23-2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements (File Nos. 2-76135, 33-53501, 33-43838, 33-53435, 33-62892, 333-04813, 333-12827, 333-23981, 333-23659,
333-23653, 333-23645 and 333-23655).



                                                  ARTHUR ANDERSEN LLP





New York, N.Y.
March 5, 1998